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                                                                   Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-100836, 333-100588, and 333-100588-01), and on Form S-8 (Nos.
033-56384-99, 033-56386-99, 033-65790-99, 033-64349-99, 333-13531-99,
333-36598-99, 333-48320-99, 333-48322-99, 333-53633-99, 333-81678-99, and
333-81676-99) of Weatherford International Ltd. (the successor of Weatherford International, Inc.) of our report dated February 3, 2003, with respect to the consolidated financial statements and schedule of Weatherford International Ltd. included in this Annual Report (Form 10-K) for the year ended December 31, 2002.

                                                     /s/ Ernst & Young LLP


Houston, Texas
March 13, 2003